Exhibit 99.1

IA GLOBAL REPORTS REVENUE OF $4,483,000 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006

TAMPA, FL November 15, 2006/PRNewswire-FirstCall/ --

Summary of Operating Results From Continuing Operations

IA Global Inc. (Amex: IAO) announced its results for the three months ended September 30, 2006. Revenues increased to $4,483,000 for the three months ended September 30, 2006 compared to $3,243,000 for the three months ended June 30, 2006. The net loss from continuing operations decreased to $1,179,000 for the three months ended September 30, 2006 from $1,883,000 for the three months ended June 30, 2006. The net loss per share from continuing operations was $.01 and $.02 for the three months ended September 30, 2006 and June 30, 2006, respectively.

The increase in revenues and the reduced loss from operations resulted from the five contracts closed by Global Hotline during 2006. In addition, Global Hotline shifted its telecommunications business to significantly higher margin telecommunications contracts during September 2006. This strategy change positively impacted the results for the three months ended September 30, 2006, and is projected to significantly increase revenues and profits starting in the fourth quarter of 2006.

The Company’s President, Mark Scott, said, “Global Hotline closed one insurance contract during the three months ended September 30, 2006. Global Hotline now operates four call centers, employs 462 full and part-time personnel and utilizes five agents with 180 seats to support the five contracts closed in 2006. Global Hotline expects to significantly increase revenues and to begin generating profits in the fourth quarter of 2006. In addition, we closed the 36% equity investment in ASFL on October 19, 2006. This is expected to result in additional income to the Company in the fourth quarter of 2006.”

At September 30, 2006, the Company had cash and cash equivalents of $5,263,000, net working capital of $613,000 ($4,481,000 before the contractual penalty) and stockholder’s equity of $1,593,000. Stockholder’s equity and the statement of operations were negatively impacted by the Yen/Dollar exchange rate by $601,000 for the three months ended September 30, 2006. On a pro-forma basis, with the equity added by the ASFL investment on October 19, 2006 of $7,000,000, the pro-forma stockholder’s equity is $8,593,000.

Global Hotline continues to negotiate $3.9 million in contractual penalties that were recorded as accrued liabilities and not as revenues in the financial statements for the three months ended March 31, 2006. The Company expects to finalize negotiations on the final penalty by December 31, 2006 and there is no guarantee that we will be successful in reducing these penalties.

Net Loss

The net loss decreased to $1,179,000 for the three months ended September 30, 2006 from $1,419,000 for the three months ended June 30, 2006 due to the expansion of the Global Hotline business. The net loss for the three months ended June 30, 2006 was net of a gain from discontinued operations of $464,000. The Company accounted for the sale and operations of Rex Tokyo as discontinued operations for the three months ended June 30, 2006 in accordance with SFAS 144.

2006 Results

The Company expects to report its results for the year ended December 31, 2006 by March 31, 2007.

About IA Global Inc.

IA Global, Inc. is a public holding company focused on acquiring primarily Asian Pacific companies that operate in the telecommunication, and finance markets. We own 100% of Global Hotline, Inc. (“Global Hotline”), which operates call centers and is a reseller of telephone and broadband lines and medical insurance in Japan. We own 36% of Australian Secured Financial Limited (“ASFL”) which raises funds through the issuance of debentures in Australia and provides short term loans for the purpose of business or investment in Australia that are secured by real property.

For further information, contact:

Mark Scott, President and CFO

IA Global Inc.

550 N. Reo Street, Suite 300

Tampa, FL 33609

813-261-5157 (t)

813-261-5158 (f)

scott@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Specifically, the comments concerning the projected fourth quarter results of Global Hotline and its five contracts and ASFL results are forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations, projections of revenues and profitability for the four significant contracts and the inability to negotiate a favorable settlement on the penalties. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.

                                     IA GLOBAL, INC. AND SUBSIDIARIES
                                       CONSOLIDATED BALANCE SHEETS

                                                                          September 30,     December 31,
                                                                              2006              2005
                                                                          ------------      ------------
                                                                           (unaudited)        (audited)

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents .........................................     $  5,263,423      $  4,460,986
  Accounts receivable, net of allowance for doubtful accounts of $ 0         4,547,414           610,220
  Prepaid expenses ..................................................          497,320           430,334
  Notes receivable ..................................................          759,070         4,129,408
  Other current assets ..............................................          243,866           189,783
  Deferred tax asset ................................................          113,283                 -
  Assets from discontinued operations ...............................                -        12,606,044
                                                                          ------------      ------------
    Total current assets ............................................       11,424,376        22,426,775

EQUIPMENT, NET ......................................................          466,360           521,964

OTHER ASSETS
  Intangible assets, net ............................................        2,715,242         4,449,558
  Other assets ......................................................        1,036,947           735,859
                                                                          ------------      ------------

                                                                          $ 15,642,925      $ 28,134,156
                                                                          ============      ============

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable - trade ..........................................     $     82,845      $    496,448
  Accrued liabilities ...............................................        5,811,950         2,274,646
  Consumption taxes received ........................................           75,028           294,947
  Income taxes payable- foreign .....................................                -           825,000
  Note payable - current portion of long term debt ..................        4,646,143                 -
  Deferred revenue ..................................................          195,836         3,589,532
  Liabilities of discontinued operations ............................                -        11,929,115
                                                                          ------------      ------------
    Total current liabilities .......................................       10,811,802        19,409,688
                                                                          ------------      ------------

LONG TERM  LIABILITIES:
  Long term debt ....................................................          217,506                 -
  Convertible debentures ............................................        3,020,833         2,708,333
                                                                          ------------      ------------
                                                                             3,238,339         2,708,333
                                                                          ------------      ------------

STOCKHOLDER'S EQUITY:
  Series B Preferred stock, $.01 par value, 5,000 shares authorized
    0 and 1,158 issued and outstanding (liquidation value $1,158,000)                -                12
  Common stock, $.01 par value, 200,000,000 shares authorized,
    109,165,157 and 97,425,181 issued and outstanding, respectively .        1,091,651           974,251
  Additional paid in capital ........................................       32,798,541        32,992,589
  Accumulated deficit ...............................................      (31,647,552)      (27,662,170)
  Treasury stock ....................................................          (50,000)          (50,000)
  Accumulated other comprehensive loss ..............................         (599,856)         (238,547)
                                                                          ------------      ------------
    Total stockholder's equity ......................................        1,592,784         6,016,135
                                                                          ------------      ------------

                                                                          $ 15,642,925      $ 28,134,156
                                                                          ============      ============

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                                                 IA GLOBAL, INC. AND SUBSIDIARIES
                                               CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                          Three Months Ended              Nine Months Ended
                                                                             September 30,                   September 30,
                                                                    -----------------------------   -----------------------------
                                                                         2006            2005            2006            2005
                                                                    -------------   -------------   -------------   -------------
                                                                     (unaudited)     (unaudited)     (unaudited)     (unaudited)

REVENUE ..........................................................  $   4,483,291   $   7,106,092   $  11,397,096   $   7,999,010

COST OF SALES ....................................................        604,571       2,125,678       2,931,029       2,552,639
                                                                    -------------   -------------   -------------   -------------

GROSS PROFIT .....................................................      3,878,720       4,980,414       8,466,067       5,446,371

Selling, general and administrative expenses .....................      5,029,250       4,338,862      13,556,038       5,478,968
                                                                    -------------   -------------   -------------   -------------

OPERATING (LOSS) PROFIT ..........................................     (1,150,530)        641,552      (5,089,971)        (32,597)
                                                                    -------------   -------------   -------------   -------------

OTHER INCOME (EXPENSE):
  Interest income ................................................         20,196          26,836          77,285          27,543
  Interest expense and amortization of beneficial
    conversion feature ...........................................       (229,316)       (191,714)       (620,740)       (192,015)
  Other income ...................................................         51,106          89,192         158,991          89,775
  Foreign currency transaction adjustment ........................              -           5,574        (129,448)        (68,804)
                                                                    -------------   -------------   -------------   -------------
    Total other income (expense) .................................       (158,014)        (70,112)       (513,912)       (143,501)
                                                                    -------------   -------------   -------------   -------------

(LOSS) PROFIT FROM CONTINUING OPERATIONS BEFORE INCOME TAXES .....     (1,308,544)        571,440      (5,603,883)       (176,098)

INCOME TAXES:
  Current benefit ................................................       (129,881)              -      (1,079,071)              -
  Current provision ..............................................              -               -               -               -
                                                                    -------------   -------------   -------------   -------------

NET (LOSS) PROFIT FROM CONTINUING OPERATIONS .....................     (1,178,663)        571,440      (4,524,812)       (176,098)

DISCONTINUED OPERATIONS
  Gain from disposal of discontinued operations ..................              -         209,657         463,375         309,006
  (Loss) gain from discontinued operations .......................              -         (47,213)         76,054        (834,167)
                                                                    -------------   -------------   -------------   -------------

NET (LOSS) PROFIT ................................................  $  (1,178,663)  $     733,884   $  (3,985,383)  $    (701,259)
                                                                    =============   =============   =============   =============

Per share of Common-
  Basic net (loss) profit per share from continuing operations ...  $       (0.01)  $        0.01   $       (0.04)  $       (0.00)
  Basic net (loss) profit per share from discontinued operations .              -           (0.00)           0.01           (0.01)
                                                                    -------------   -------------   -------------   -------------
  Total basic net (loss) profit per share ........................  $       (0.01)  $        0.01   $       (0.04)  $       (0.01)
                                                                    =============   =============   =============   =============

  Diluted net (loss) profit per share from continuing operations .  $       (0.01)  $        0.01   $       (0.04)  $       (0.00)
  Diluted net (loss) profit per share from discontinued operations              -           (0.00)           0.01           (0.01)
                                                                    -------------   -------------   -------------   -------------
  Total diluted net (loss) profit per share ......................  $       (0.01)  $        0.00   $       (0.04)  $       (0.01)
                                                                    =============   =============   =============   =============

  Weighted average shares of common stock outstanding - basic ....    108,415,157      97,404,529     107,231,610      88,178,181
  Weighted average shares of common stock and common
    equivalent shares outstanding - diluted ......................    108,415,157     109,543,458     107,231,610      88,178,181

                                                               - 4 -

                                          IA GLOBAL, INC. AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    Nine Months Ended September 30,
                                                                                    -------------------------------
                                                                                        2006               2005
                                                                                    ------------       ------------
                                                                                     (unaudited)        (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss ...................................................................      $ (3,985,383)      $   (701,259)
  Adjustments to reconcile net loss to net cash (used in)
   provided by operating activities:
    Depreciation and amortization ............................................         1,508,194            656,308
    Amortization of beneficial conversion feature ............................           312,500            104,166
    Amortization of financing cost ...........................................                 -             22,222
    Stock based compensation .................................................            84,834                  -
    Common stock issued for services .........................................                 -              6,000
  Changes in operating assets and liabilities:
    Accounts receivable ......................................................        (3,937,194)          (149,258)
    Notes receivable .........................................................          (265,156)           254,700
    Prepaid expenses .........................................................           (66,986)           373,866
    Other current assets .....................................................           (54,083)          (125,408)
    Deferred tax asset .......................................................          (113,283)                 -
    Other assets .............................................................          (301,088)           (58,687)
    Accounts payable - trade .................................................          (413,603)           (14,818)
    Accrued liabilities ......................................................         3,537,305          1,173,125
    Net consumption tax payable ..............................................          (304,929)           195,510
    Income taxes payable - foreign ...........................................          (253,120)                 -
    Deferred revenue .........................................................        (3,393,696)           249,578
                                                                                    ------------       ------------
  Net cash (used in) provided by continuing operations .......................        (7,645,688)         1,986,045
    Loss from discontinued operations ........................................          (539,429)          (525,161)
    Net cash (used in) provided by discontinued operations ...................          (854,895)          (235,892)
    Net decrease (increase) in assets of discontinued operations .............        12,606,044          4,952,701
    Net (decrease) increase in liabilities of discontinued operations ........       (11,929,115)        (3,397,906)
                                                                                    ------------       ------------
NET CASH (USED IN) PROVIDED BY OPERATIONS ....................................        (8,363,083)         2,779,787
                                                                                    ------------       ------------

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
  Purchases of capital expenditures ..........................................          (198,802)          (367,476)
  Repayment of loan receivable from QUIKCAT Australia Pty Ltd ................                 -            150,000
  Proceeds from sale of QUIKCAT business unit and note receivable ............                 -             85,000
  Proceeds from sale of Fan Club Entertainment Co Ltd ........................                 -            185,000
  Repayment of loan receivable from affiliate of controlling shareholder group         3,394,000                  -
  Proceeds from sale of Rex Tokyo Co, Ltd. ...................................         1,300,000                  -
  Loan to affiliate of majority shareholder ..................................                 -         (2,654,632)
  Cash from Global Hotline, Inc. on date of acquisition ......................                 -          1,240,037
                                                                                    ------------       ------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES ..........................         4,495,198         (1,362,071)
                                                                                    ------------       ------------

CASH PROVIDED BY FINANCING ACTIVITIES:
  Proceeds from long term debt ...............................................         4,999,000                  -
  Proceeds from issuance of convertible debentures ...........................                 -          3,483,000
  Repayment of loan payable - related party ..................................                 -           (593,662)
  Proceeds from exercise of stock options ....................................            80,000             59,500
                                                                                    ------------       ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES ....................................         5,079,000          2,948,838
                                                                                    ------------       ------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS .........................         1,211,115          4,366,554

EFFECT OF EXCHANGE RATE CHANGES ON CASH ......................................          (408,678)          (343,250)

CASH AND CASH EQUIVALENTS, beginning of period ...............................         4,460,986            359,174
                                                                                    ------------       ------------

CASH AND CASH EQUIVALENTS, end of period .....................................      $  5,263,423       $  4,382,478
                                                                                    ============       ============

Supplemental disclosures of cash flow information:
  Interest paid ..............................................................      $     34,708       $     17,447
  Taxes paid .................................................................      $    234,506       $      2,504

Non-cash investing and financing activities:
  Common stock surrendered to company in payment of note receivable ..........      $    241,494       $          -
  Conversion of Series B Preferred stock into common stock ...................      $    115,800       $          -
  Common stock issued for Global Hotline, Inc. ...............................      $          -       $  3,097,500
  Beneficial conversion feature recognized with issuance of convertible debt .      $          -       $  1,250,000
  Issuance of loan receivable for sale of Fan Club Entertainment Co Ltd ......      $          -       $    571,193
  Issuance of loan receivable for sale of QUIKCAT business unit ..............      $          -       $    200,000
  Adjustment of intangible asset due to recognition of tax asset related
   to NOL carryforward from acquisition of Global Hotline, Inc. ..............      $    486,870       $          -

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